     As filed with the Securities and Exchange Commission on March 22, 2000



                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 March 21, 2000
                                 --------------



                           FIRST CHARTER CORPORATION
                           -------------------------
             (Exact name of registrant as specified in its charter)


North Carolina                 0-15829                 56-1355866
--------------                 -------                 ----------
(State or other                (Commission             (IRS Employer
jurisdiction of                File Number)            Identification No.)
incorporation)

           22 Union Street, North, Concord, North Carolina 28026-0228
        --------------------------------------------------------------
       (Addresses, including zip codes, of principal executive offices)

                                 (704) 786-3300
                                 --------------
              (Registrant's telephone number, including area code)
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ITEM 5         OTHER EVENTS

         On March 21, 2000, First Charter Corporation ("FCC") and Carolina First BancShares, Inc. ("CFBI") jointly announced that the shareholders of each company have approved the merger transaction between the two companies, at separate meetings held March 21, 2000. The merger transaction, which has received applicable regulatory approval, is expected to close in April. Actual consummation of the transaction is subject to the expiration of all waiting periods imposed in connection with such regulatory approval and certain other standard conditions.

         CFBI shareholders will receive 2.267 shares of common stock of FCC for each share of CFBI common stock in connection with the merger.

         FCC also announced that it has rescinded its previously announced 1,000,000 share stock repurchase program having repurchased a total of 994,148 shares.

         A copy of the joint news release (the "News Release") relating to the merger approval is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7         FINANCIAL STATEMENTS AND EXHIBIT

         (c)   The following exhibit is filed herewith:


                  Exhibit No.       Description
                  -----------       -----------

                         99.1       News release disseminated on March 21, 2000
                                    by First Charter Corporation.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FIRST CHARTER CORPORATION


                                  By:  /s/ Lawrence M. Kimbrough
                                       ------------------------------------
                                       Lawrence M. Kimbrough
                                       President and Chief Executive Officer


Dated: March 22, 2000
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                                 EXHIBIT INDEX


Exhibit No.         Description                                Sequential Page
-----------         -----------                                ---------------
                                                               No.
                                                               ---
99.1                News Release disseminated on March
                    21, 2000 by First Charter Corporation.